[Greyrock Letterhead]                                       Exhibit 10.1

                              Continuing Guaranty

Borrower:	Seer Technologies, Inc.

Guarantor:	Level 8 Systems, Inc., a New York corporation

Date:	December 31, 1998

This Continuing Guaranty is executed by the above-named guarantor(s) (jointly and severally, the Guarantor), as of the above date, in favor of Greyrock Capital, a Division of NationsCredit Commercial Corporation (formerly Greyrock Business Credit) (Greyrock), whose address is 10880 Wilshire Blvd. Suite 950, Los Angeles, CA 90024, with respect to the Indebtedness of the above-named borrower (Borrower).


   1. Continuing Guaranty. Guarantor hereby unconditionally guarantees and promises to pay on demand to Greyrock, at the address indicated above, or at such other address as Greyrock may direct, in lawful money of the United States, all Indebtedness of Borrower now or hereafter owing to or held by Greyrock. As used herein, the term Indebtedness is used in its most comprehensive sense and shall mean and include without limitation:
(a) any and all debts, duties, obligations, liabilities, representations, warranties and guaranties of Borrower or any one or more of them, heretofore, now, or hereafter made, incurred, or created, whether voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, certain or uncertain, determined or undetermined, monetary or nonmonetary, written or oral, and whether Borrower may be liable individually or jointly with others, and regardless of whether recovery thereon may be or hereafter become barred by any statute of limitations, discharged or uncollectible in any bankruptcy, insolvency or other proceeding, or otherwise unenforceable; and (b) any and all amendments, modifications, renewals and extensions of any or all of the foregoing, including without limitation amendments, modifications, renewals and extensions which are evidenced by any new or additional instrument, document or agreement; and (c) any and all attorneys' fees, court costs, and collection charges incurred in endeavoring to collect or enforce any of the foregoing against Borrower, Guarantor, or any other person liable thereon (whether or not suit be brought) and any other expenses of, for or incidental to collection thereof. As used herein, the term Borrower shall include any successor to the business and assets of Borrower, and shall also include Borrower in its capacity as a debtor or debtor in possession under the federal Bankruptcy Code, and any trustee, custodian or receiver for Borrower or any of its assets, should Borrower hereafter become the subject of any bankruptcy or insolvency proceeding, voluntary or involuntary; and all indebtedness, liabilities and obligations incurred by any such person shall be included in the Indebtedness guaranteed hereby.
This Guaranty is given in consideration for credit and other financial accommodations which may, from time to time, be given by Greyrock to Borrower in Greyrock's sole discretion, but Guarantor acknowledges and agrees that acceptance by Greyrock of this Guaranty shall not constitute a commitment of any kind by Greyrock to extend such credit or other financial accommodation to Borrower or to permit Borrower to incur Indebtedness to Greyrock. All sums due under this Guaranty shall bear interest from the date due until the date paid at the highest rate charged with respect to any of the Indebtedness. *

* 1A. Limitation of Liability. Notwithstanding anything to the contrary herein, the total liability of Guarantor hereunder shall be limited to the "Guaranty Limit" (as defined below). The "Guaranty Limit" shall be an amount equal to the following (plus all interest thereon, plus all reasonable costs and attorneys fees incurred in enforcing the obligations of Guarantor under this Guaranty):

     (a) During the period from the date hereof to December 31, 1999, the Guaranty Limit shall be an amount equal to the amount of the Indebtedness at the Determination Date (as defined below) in excess of $20,000,000.

     (b) During the period from January 1, 2000 to December 31, 2000 the Guaranty Limit shall be an amount equal to the amount of the Indebtedness at the Determination Date (as defined below) in excess of $10,000,000.

     (c) From and after January 1, 2001 the liability of Guarantor under this Guaranty shall not be limited.

"Determination Date" shall mean, at any date, the date a written notice of acceleration of the Indebtedness is given by Greyrock to Borrower or Guarantor, which notice of acceleration is not subsequently waived in writing or rescinded in writing by Greyrock. In the event of any such waiver or rescission of a written notice of acceleration, this Guaranty shall continue in full force and effect thereafter.

Guarantor's liability hereunder shall not be reduced or affected by the fact that the Indebtedness may exceed the Guaranty Limit or the fact that the Indebtedness may be reduced below said amount and subsequently increased.

The Guaranty Limit shall be in effect, and the Guarantor shall remain liable up to such Guaranty Limit, even if the amount of the Indebtedness is subsequently reduced, so that, by way of example and not by way of limitation, if written notice of acceleration of the Indebtedness was given by Greyrock to Borrower or Guarantor on September 1, 1999, and if the outstanding Indebtedness on that date was $23,000,000, then the Guarantor would be liable hereunder for $3,000,000 (plus interest and reasonable costs as set forth above), and such liability would not be reduced by any subsequent payment by the Borrower, recovery from collateral or other reduction in the Indebtedness.

   2. Waivers. Guarantor hereby waives: (a) presentment for payment, notice of dishonor, demand, protest, and notice thereof as to any instrument, and all other notices and demands to which Guarantor might be entitled, including without limitation notice of all of the following: the acceptance hereof; the creation, existence, or acquisition of any Indebtedness; the amount of the Indebtedness from time to time outstanding; any foreclosure sale or other disposition of any property which secures any or all of the Indebtedness or which secures the obligations of any other guarantor of any or all of the Indebtedness; any adverse change in Borrower's financial position; any other fact which might increase Guarantor's risk; any default, partial payment or non-payment of all or any part of the Indebtedness; the occurrence of any other Event of Default (as hereinafter defined); any and all agreements and arrangements between Greyrock and Borrower and any changes, modifications, or extensions thereof, and any revocation, modification or release of any guaranty of any or all of the Indebtedness by any person (including without limitation any other person signing this Guaranty); (b) any right to require Greyrock to institute suit against, or to exhaust its rights and remedies against, Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Indebtedness, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with Greyrock or any indebtedness of Greyrock to Borrower, or to exercise any other right or power, or pursue any other remedy Greyrock may have; (c) any defense arising by reason of any disability or other defense of Borrower or any other guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of Borrower or any other guarantor or any endorser, co-maker or other person, with respect to all or any part of the Indebtedness, or by reason of any act or omission of Greyrock or others which directly or indirectly results in the discharge or release of Borrower or any other guarantor or any other person or any Indebtedness or any security therefor, whether by operation of law or otherwise; (d) any defense arising by reason of any failure of Greyrock to obtain, perfect, maintain or keep in force any security interest in, or lien or encumbrance upon, any property of Borrower or any other person; (e) any defense based upon any failure of Greyrock to give Guarantor notice of any sale or other disposition of any property securing any or all of the Indebtedness, or any defects in any such notice that may be given, or any failure of Greyrock to comply with any provision of applicable law in enforcing any security interest in or lien upon any property securing any or all of the Indebtedness including, but not limited to, any failure by Greyrock to dispose of any property securing any or all of the Indebtedness in a commercially reasonable manner; (f) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Borrower or any other guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Indebtedness (including without limitation any interest thereon), in or as a result of any such proceeding; and (g) the benefit of any and all statutes of limitation with respect to any action based upon, arising out of or related to this Guaranty. Until all of the Indebtedness has been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of Guarantor hereunder except the full performance and payment of all of the Indebtedness. If any claim is ever made upon Greyrock for repayment or recovery of any amount or amounts received by Greyrock in payment of or on account of any of the Indebtedness, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Greyrock repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Greyrock or any of its property, or by reason of any settlement or compromise of any such claim effected by Greyrock with any such claimant (including without limitation the Borrower), then and in any such event, Guarantor agrees that any such judgment, decree, order, settlement and compromise shall be binding upon Guarantor, notwithstanding any revocation or release of this Guaranty or the cancellation of any note or other instrument evidencing any of the Indebtedness, or any release of any of the Indebtedness, and the Guarantor shall be and remain liable to Greyrock under this Guaranty for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Greyrock, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Guaranty. Until all of the Indebtedness has been irrevocably paid and performed in full, Guarantor hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against Borrower, and all rights of recourse to any assets or property of Borrower, and all rights to any collateral or security held for the payment and performance of any Indebtedness, including (but not limited to) any of the foregoing rights which Guarantor may have under any present or future document or agreement with any Borrower or other person, and including (but not limited to) any of the foregoing rights which Guarantor may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine. Neither Greyrock, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Greyrock shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Guarantor or any other party through the ordinary negligence of Greyrock, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Greyrock.

3. Consents. Guarantor hereby consents and agrees that, without notice to or by Guarantor and without affecting or impairing in any way the obligations or liability of Guarantor hereunder, Greyrock may, from time to time before or after revocation of this Guaranty, do any one or more of the following in Greyrock's sole and absolute discretion: (a) accelerate, accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Indebtedness; (b) grant any other indulgence to Borrower or any other person in respect of any or all of the Indebtedness or any other matter;
(c) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Indebtedness or any guaranty of any or all of the Indebtedness, or on which Greyrock at any time may have a lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (d) substitute or add, or take any action or omit to take any action which results in the release of, any one or more endorsers or guarantors of all or any part of the Indebtedness, including, without limitation one or more parties to this Guaranty, regardless of any destruction or impairment of any right of contribution or other right of Guarantor; (e) amend, alter or change in any respect whatsoever any term or provision relating to any or all of the Indebtedness, including the rate of interest thereon; (f) apply any sums received from Borrower, any other guarantor, endorser, or co-signer, or from the disposition of any collateral or security, to any indebtedness whatsoever owing from such person or secured by such collateral or security, in such manner and order as Greyrock determines in its sole discretion, and regardless of whether such indebtedness is part of the Indebtedness, is secured, or is due and payable; (g) apply any sums received from Guarantor or from the disposition of any collateral or security securing the obligations of Guarantor, to any of the Indebtedness in such manner and order as Greyrock determines in its sole discretion, regardless of whether or not such Indebtedness is secured or is due and payable. Guarantor consents and agrees that Greyrock shall be under no obligation to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Indebtedness. Guarantor further consents and agrees that Greyrock shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Indebtedness. Without limiting the generality of the foregoing, Greyrock shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Indebtedness.

   4. Exercise of Rights and Remedies; Foreclosure of Trust Deeds. Guarantor hereby waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the Guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive. The Guarantor waives all rights and defenses that the Guarantor may have because the Borrower's Indebtedness is secured by real property. This means, among other things: (1) Greyrock may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower. (2) If Greyrock forecloses on any real property collateral pledged by the Borrower: (A) The amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (B) Greyrock may collect from the Guarantor even if Greyrock, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Borrower's Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure. The Guarantor waives all rights and defenses arising out of an election of remedies by Greyrock, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise.

   5. Acceleration. Notwithstanding the terms of all or any part of the Indebtedness, the obligations of the Guarantor hereunder to pay and perform all of the Indebtedness shall, at the option of Greyrock, immediately become due and payable, without notice, and without regard to the expressed maturity of any of the Indebtedness, in the event: (a) Borrower shall fail to pay or perform when due all or any part of the Indebtedness; or (b) there shall occur the dissolution, termination of existence, insolvency, or business failure of Borrower or Guarantor, or the appointment of a receiver, trustee or custodian for Borrower or Guarantor or all or any part of the property of either of them, or the assignment for the benefit of creditors by Borrower or Guarantor, or the commencement of any proceeding by or against Borrower or Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or hereafter in effect; or (c) the board of directors or shareholders of Borrower or Guarantor shall adopt any resolution or plan for its dissolution or the liquidation of all or substantially all of its assets; or (d) Guarantor shall revoke this Guaranty or contest or deny liability under this Guaranty. All of the foregoing are hereinafter referred to as Events of Default.

   6. Revocation. This is a Continuing Guaranty relating to all of the Indebtedness, including Indebtedness arising under successive transactions which from time to time continue the Indebtedness or renew it after it has been satisfied. Guarantor waives all benefits of California Civil Code
Section 2815, and agrees that the obligations of Guarantor hereunder may not be terminated or revoked in any manner except by giving 90 days' advance written notice of revocation to Greyrock at its address above by registered first-class U.S. mail, postage prepaid, return receipt requested, and only as to new loans made by Greyrock to Borrower more than 90 days after actual receipt of such written notice by Greyrock. No termination or revocation of this Guaranty shall be effective until 90 days following the date of actual receipt of said written notice of revocation by Greyrock. Notwithstanding such written notice of revocation or any other act of Guarantor or any other event or circumstance, Guarantor agrees that this Guaranty and all consents, waivers and other provisions hereof shall continue in full force and effect as to any and all Indebtedness which is outstanding on or before the 90th day following actual receipt of said written notice of revocation by Greyrock, and all extensions, renewals and modifications of said Indebtedness (including without limitation amendments, extensions, renewals and modifications which are evidenced by new or additional instruments, documents or agreements executed before or after expiration of said 90-day period), and all interest thereon, accruing before or after expiration of said 90-day period, and all attorneys' fees, court costs and collection charges, incurred before or after expiration of said 90-day period, in endeavoring to collect or enforce any of the foregoing against Borrower, Guarantor or any other person liable thereon (whether or not suit be brought) and any other expenses of, for or incidental to collection thereof.

   7. Independent Liability. Guarantor hereby agrees that one or more successive or concurrent actions may be brought hereon against Guarantor, in the same action in which Borrower may be sued or in separate actions, as often as deemed advisable by Greyrock. The liability of Guarantor hereunder is exclusive and independent of any other guaranty of any or all of the Indebtedness whether executed by Guarantor or by any other guarantor (including without limitation any other persons signing this Guaranty).
The liability of Guarantor hereunder shall not be affected, revoked, impaired, or reduced by any one or more of the following: (a) the fact that the Indebtedness exceeds the maximum amount of Guarantor's liability, if any, specified herein or elsewhere (and no agreement specifying a maximum amount of Guarantor's liability shall be enforceable unless set forth in a writing signed by Greyrock or set forth in this Guaranty); or
(b) any direction as to the application of payment by Borrower or by any other party; or (c) any other continuing or restrictive guaranty or undertaking or any limitation on the liability of any other guarantor (whether under this Guaranty or under any other agreement); or (d) any payment on or reduction of any such other guaranty or undertaking; or (e) any revocation, amendment, modification or release of any such other guaranty or undertaking; or (f) any dissolution or termination of, or increase, decrease, or change in membership of any Guarantor which is a partnership. Guarantor hereby expressly represents that he was not induced to give this Guaranty by the fact that there are or may be other guarantors either under this Guaranty or otherwise, and Guarantor agrees that any release of any one or more of such other guarantors shall not release Guarantor from his obligations hereunder either in full or to any lesser extent.

   8. Financial Condition of Borrower. Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty at Borrower's request and based solely upon his own independent investigation of all matters pertinent hereto, and Guarantor is not relying in any manner upon any representation or statement of Greyrock with respect thereto. Guarantor represents and warrants that he is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Borrower's financial condition and any other matter pertinent hereto as Guarantor may desire, and Guarantor is not relying upon or expecting Greyrock to furnish to him any information now or hereafter in Greyrock's possession concerning the same or any other matter. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of continuing guaranty, which risks Guarantor acknowledges include without limitation the possibility that Borrower will incur additional Indebtedness for which Guarantor will be liable hereunder after Borrower's financial condition or ability to pay such Indebtedness has deteriorated and/or after bankruptcy or insolvency proceedings have been commenced by or against Borrower. Guarantor shall have no right to require Greyrock to obtain or disclose any information with respect to the Indebtedness, the financial condition or character of Borrower, the existence of any collateral or security for any or all of the Indebtedness, the filing by or against Borrower of any bankruptcy or insolvency proceeding, the existence of any other guaranties of all or any part of the Indebtedness, any action or non-action on the part of Greyrock, Borrower, or any other person, or any other matter, fact, or occurrence.

   9. Reports and Financial Statements of Guarantor. Guarantor shall, at its sole cost and expense, at any time and from time to time, prepare or cause to be prepared, and provide to Greyrock upon Greyrock's request (i) such financial statements and reports concerning Guarantor for such periods of time as Greyrock may designate, (ii) any other information concerning Guarantor's business, financial condition or affairs as Greyrock may request. Guarantor further agrees immediately to give written notice to Greyrock of any adverse change in Guarantor's financial condition and of any condition or event which constitutes an Event of Default under this Guaranty. All reports and information furnished to Greyrock hereunder shall be complete, accurate and correct in all material respects.

   10. Representations and Warranties. Guarantor hereby represents and warrants that (i) it is in Guarantor's direct interest to assist Borrower in procuring credit, because Borrower is an affiliate of Guarantor, furnishes goods or services to Guarantor, purchases or acquires goods or services from Guarantor, and/or otherwise has a direct or indirect corporate or business relationship with Guarantor, (ii) this Guaranty has been duly and validly authorized, executed and delivered and constitutes the valid and binding obligation of Guarantor, enforceable in accordance with its terms, and (iii) the execution and delivery of this Guaranty does not violate or constitute a default under (with or without the giving of notice, the passage of time, or both) any order, judgment, decree, instrument or agreement to which Guarantor is a party or by which it or its assets are affected or bound.

   11. Costs. Whether or not suit be instituted, Guarantor agrees to reimburse Greyrock on demand for all reasonable attorneys' fees and all other reasonable costs and expenses incurred by Greyrock in enforcing this Guaranty, or arising out of or relating in any way to this Guaranty. In the event either Greyrock or Guarantor files any lawsuit against the other predicated on a breach of this Guaranty, the prevailing party in such action shall be entitled to recover its attorneys' fees and costs of suit from the non-prevailing party.

   12. Notices. Any notice which a party shall be required or shall desire to give to the other hereunder (except for notice of revocation, which shall be governed by Section 6 of this Guaranty) shall be given by personal delivery or by telecopier or by depositing the same in the United States mail, first class postage pre-paid, addressed to Greyrock at its address set forth in the heading of this Guaranty and to Guarantor at his address set forth under his signature hereon, and such notices shall be deemed duly given on the date of personal delivery or one day after the date telecopied or 3 business days after the date of mailing as aforesaid. Greyrock and Guarantor may change their address for purposes of receiving notices hereunder by giving written notice thereof to the other party in accordance herewith. Guarantor shall give Greyrock immediate written notice of any change in his address.

  13. Construction; Severability. If more than one person has executed this Guaranty, the term Guarantor as used herein shall be deemed to refer to all and any one or more such persons and their obligations hereunder shall be joint and several. Without limiting the generality of the foregoing, if more than one person has executed this Guaranty, this Guaranty shall in all respects be interpreted as though each person signing this Guaranty had signed a separate Guaranty, and references herein to other guarantors or words of similar effect shall include without limitation other persons signing this Guaranty. As used in this Guaranty, the term property is used in its most comprehensive sense and shall mean all property of every kind and nature whatsoever, including without limitation real property, personal property, mixed property, tangible property and intangible property. Words used herein in the masculine gender shall include the neuter and feminine gender, words used herein in the neuter gender shall include the masculine and feminine, words used herein in the singular shall include the plural and words used in the plural shall include the singular, wherever the context so reasonably requires. If any provision of this Guaranty or the application thereof to any party or circumstance is held invalid, void, inoperative or unenforceable, the remainder of this Guaranty and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Guaranty being severable in any such instance.

   14.  General Provisions.   Greyrock shall have the right to seek
recourse against Guarantor to the full extent provided for herein and in any other instrument or agreement evidencing obligations of Guarantor to Greyrock, and against Borrower to the full extent of the Indebtedness. No election in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Greyrock's right to proceed in any other form of action or proceeding or against any other party. The failure of Greyrock to enforce any of the provisions of this Guaranty at any time or for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies hereunder shall be cumulative and shall be in addition to all rights, powers and remedies given to Greyrock by law or under any other
instrument or agreement.   Time is of the essence in the performance by
Guarantor of each and every obligation under this Guaranty. If Borrower is a corporation, partnership or other entity, Guarantor hereby agrees that Greyrock shall have no obligation to inquire into the power or authority of Borrower or any of its officers, directors, partners, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of any such power or authority shall be included in the Indebtedness guaranteed hereby. This Guaranty is the entire and only agreement between Guarantor and Greyrock with respect to the guaranty of the Indebtedness of Borrower by Guarantor, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth herein, are superseded hereby. No course of dealings between the parties, no usage of the trade, and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement or explain or modify any term or provision of this Guaranty. There are no conditions to the full effectiveness of this Guaranty. The terms and provisions hereof may not be waived, altered, modified, or amended except in a writing executed by Guarantor and a duly authorized officer of Greyrock. All rights, benefits and privileges hereunder shall inure to the benefit of and be enforceable by Greyrock and its successors and assigns and shall be binding upon Guarantor and his heirs, executors, administrators, personal representatives, successors and assigns. Neither the death of Guarantor nor notice thereof to Greyrock shall terminate this Guaranty as to his estate, and, notwithstanding the death of Guarantor or notice thereof to Greyrock, this Guaranty shall continue in full force and effect with respect to all Indebtedness, including without limitation Indebtedness incurred or created after the death of Guarantor and notice thereof to Greyrock. Section headings are used herein for convenience only. Guarantor acknowledges that the same may not describe completely the subject matter of the applicable Section, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof.

   15. Governing Law; Venue and Jurisdiction. This instrument and all acts and transactions pursuant or relating hereto and all rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the internal laws of the State of California. In order to induce Greyrock to accept this Guaranty, and as a material part of the consideration therefor, Guarantor (i) agrees that all actions or proceedings relating directly or indirectly hereto shall, at the option of Greyrock, be litigated in courts located within Los Angeles County, California, (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Guarantor may have to transfer or change the venue of any such action or proceeding.

   16. Mutual Waiver of Right to Jury Trial. GREYROCK AND GUARANTOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, LAWSUIT OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS GUARANTEE OR ANY SUPPLEMENT OR AMENDMENT THERETO; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GREYROCK AND GUARANTOR ; OR (iii) ANY BREACH, CONDUCT, ACTS OR OMISSIONS OF GREYROCK OR GUARANTOR OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSON AFFILIATED WITH OR REPRESENTING GREYROCK OR GUARANTOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

   17. Receipt of Copy. Guarantor acknowledges receipt of a copy of this Guaranty.

Guarantor Signature:

LEVEL 8 SYSTEMS, INC.

By   /s/Yigal Baruch
Name    Yigal Baruch
Title   Chief Financial Officer

Address:1250 Broadway, 35th Floor
        New York, New York  10001

Certified Resolution - Guarantee

Guarantor:   Level 8 Systems, Inc.,
             a corporation organized under the
             laws of the State of New York

Date:        December 31, 1998

     I, the undersigned, Secretary or Assistant Secretary of the above-named corporation, a corporation organized under the laws of the state set forth above, do hereby certify that the following is a full, true and correct copy of resolutions duly and regularly adopted by the Board of Directors of said corporation as required by law, and by the by-laws of said corporation, and that said resolutions are still in full force and effect and have not been in any way modified, repealed, rescinded, amended or revoked.

     WHEREAS, it is in the direct interest of this corporation to assist the following person (the Borrower):

                          SEER TECHNOLOGIES, INC.

in procuring credit from Greyrock Capital, a Division of NationsCredit Commercial Corporation (formerly Greyrock Business Credit) (Greyrock), because Borrower is an affiliate of this corporation, furnishes goods or services to this corporation, purchases or acquires goods or services from this corporation, and/or otherwise has a direct or indirect corporate or business relationship with this corporation;

RESOLVED, that any officer of this corporation is hereby authorized and directed to: execute and deliver on behalf of this corporation a guarantee with respect to all indebtedness, liabilities and obligations of Borrower to Greyrock, whether now existing or hereafter arising or acquired; to pledge or assign to Greyrock, and to grant to Greyrock a security interest and lien in, any and all assets and property, real and personal, of this corporation as security for all indebtedness, liabilities and obligations of this corporation to Greyrock, now existing or hereafter arising, including without limitation the obligations of this corporation under said guarantee, and to execute and deliver in connection therewith, one or more pledge agreements, assignments, security agreements Uniform Commercial Code financing statements, deeds of trust and mortgages, in form and substance satisfactory to Greyrock; to execute and deliver any and all amendments, modifications, extensions, renewals, replacements and agreements, documents, instruments relating to the foregoing or requested by Greyrock; and to execute and deliver any and all instruments, papers and documents and to do all other acts that said officers may deem convenient or proper to effectuate the purpose and intent of these resolutions.

RESOLVED, all actions heretofore taken and all documentation heretofore executed and delivered by any of said officers, or by any individual who currently holds or has held any of said offices, in furtherance of the foregoing is hereby ratified, adopted, approved and confirmed and declared to be binding and enforceable obligations of this corporation in accordance with the respective terms and provisions thereof; and that the authorizations herein set forth shall remain in full force and effect until written notice of any modification or discontinuance shall be given to and actually received by Greyrock, but no such modification or discontinuance shall effect the validity of the acts of any person, authorized to so act with these resolutions, before the receipt of any such notice by Greyrock.

     IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary or Assistant Secretary on the date set forth above.



___________________________________
Secretary or Assistant Secretary